EXHIBIT 10.17

S CORPORATION REVOCATION, TAX ALLOCATION AND

INDEMNIFICATION AGREEMENT

This S CORPORATION REVOCATION, TAX ALLOCATION AND INDEMNIFICATION AGREEMENT dated as of                          , 2013 (this “Agreement”), between INDEPENDENT BANK GROUP, INC., a Texas corporation (the “Company”), and all of the shareholders identified on the signature pages of this Agreement.

WHEREAS, the Company has elected to be an S corporation (the “S Election”) under the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company intends to conduct an initial public offering (the “IPO”);

WHEREAS, the Shareholders are currently, and have been since January 1, 2013, the only shareholders of the Company and will continue to be so until [the Termination Date.

WHEREAS, at all times the Company’s S Election was in effect and the Shareholders (defined below) were shareholders of the Company, the Shareholders paid income Taxes, which may have included federal, state and local income Taxes, on their allocable share of the Company’s Taxable Income (defined below) as determined under the Code and any applicable equivalent state or local statutes, and the Shareholders will continue to pay such Taxes (as they become due) for such periods as the Company’s S Election remains in effect;

WHEREAS, the Company is obligated under its shareholder agreement to make pro rata distributions to the Shareholders in amounts equal to the Shareholders’ estimated Tax liability, calculated as if each Shareholder would be taxable on its allocable share of the Company’s Taxable Income at the maximum federal income Tax rate and any maximum state and local income Tax rates for the applicable taxable period;

WHEREAS, the Company and the Shareholders desire to set forth their agreement that the Company shall bear the risk of any additional Tax liability, as well as any related losses, costs and expenses, resulting from (i) any statement or restatement of the Company’s Taxable Income on any income tax return or (ii) any Determination (as defined below), in each case for any open taxable period beginning before the Termination Date (as defined below);

WHEREAS, in connection with the IPO, the Company and the Shareholders desire to provide for an S corporation revocation, tax allocation and indemnification agreement in connection with taxable periods prior to and following the Termination Date; and

WHEREAS, as a result of the proposed revocation of the Company’s S Election, the qualified subchapter S subsidiary election (a “QSub Election”) for each subsidiary of the Company (a “Subsidiary”) for which a QSub Election has been made and is in effect will terminate and each of the Company and each such Subsidiary will be classified as a C corporation under the Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 General. The following terms shall have the following meanings (such meanings to apply equally to the singular and plural forms of the terms defined). All section references are to this Agreement unless otherwise stated. All references to “includes” and “including” mean “includes without limitation” or “including without limitation”, as the case may be.

Section 1.02 Definition of Terms.

“AAA” shall have the meaning assigned to that term by Section 1368(e)(1) of the Code.

“C Short Year” shall have the meaning set forth in Section 3.01.

“Company’s Taxable Income” means, for each taxable period beginning on or after the date the Company became an S corporation and ending with the close of the last day of the Company’s S Short Year occurring in 2013, the sum determined as to such taxable period of (i) the Company’s items of separately stated income and gain (within the meaning of Section 1366(a)(1)(A) of the Code) reduced, to the extent applicable, by the Company’s separately stated items of deduction and loss (within the meaning of Section 1366(a)(1)(A) of the Code) and (ii) the Company’s non-separately computed net income (within the meaning of Section 1366(a)(l)(B) of the Code), which for the avoidance of doubt shall be determined in each case by including income, gains, deductions and losses of any Subsidiary for which a QSub Election has been made and is in effect.

“Determination” means the final resolution of liability for any Tax payable by a Shareholder due to its ownership of stock in the Company for any taxable period as a result of (i) a “determination” as defined in Treasury Regulations Section 1.1377-2(c), (ii) a final determination made by a competent Taxing Authority or (iii) the payment of Tax by the Shareholders if the Shareholders and the Company agree that the payment should be made and no action should be taken to recoup that payment.

“Post-Termination Distribution” means a cash distribution to a Shareholder by the Company with respect to the Company’s stock during the Post-Termination Transition Period as set forth in Section 1371(e) of the Code to the extent such distribution does not exceed the AAA of the Company as of the date of distribution.

“Post-Termination Transition Period” shall have the meaning set forth in Section 1377(b)(1) of the Code and shall begin on the day after the last day of the Company’s S Short Year.

“Proceeding” means any proceeding that will potentially give rise to a Determination.

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“S corporation” shall have the meaning set forth in Section 1361 of the Code.

“S Short Year” shall have the meaning set forth in Section 3.01.

“S Termination Year” shall have the meaning set forth in Section 3.01.

“Shareholder” means for the taxable period beginning January 1, 2013, a person who was a shareholder of the Company during all of such taxable period.

“Taxes” means all federal, state and local taxes, assessments, duties or similar charges of any kind whatsoever, including any interest, additions to tax or penalties applicable thereto.

“Taxing Authority” means any governmental body charged with the determination, collection or imposition of Taxes.

“Termination Date” shall mean the date on which the Company’s status as an S corporation is terminated by reason of revocation pursuant to Section 1362(d)(1) of the Code of the S Election of the Company, which shall be determined pursuant to Section 2.01.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code.

ARTICLE 2

REVOCATION; PAYMENTS AND INDEMNITY

Section 2.01 Revocation of S Corporation Status. The Company shall revoke its status as an S corporation pursuant to Section 1362(d)(1) of the Code, which election shall be made by the Company and consented to by Shareholders holding more than 50% of the issued and outstanding shares of the Company (including nonvoting stock) and shall be effective on the Termination Date. The revocation and consents shall be made in accordance with and in the manner provided by Treasury Regulation § 1.1362-6(a)(3) and shall be substantially in the form attached hereto as Exhibit A. Each of the executive officers of the Company is authorized and directed to execute and timely file such revocation with the Internal Revenue Service and to set forth in such revocation the Termination Date, which date shall be determined by the officer(s) executing such revocation and which such date shall not be later than the day before the date of pricing of the IPO.

Section 2.02 Tax Returns. Upon filing any federal, state or local income tax return (amended or otherwise) for any taxable period during which the Company had an S Election in effect, the Company shall calculate each Shareholder’s estimated Tax liability for such taxable period as if each such Shareholder would be taxable on its allocable share of the Company’s Taxable Income at the maximum federal income Tax rate and the maximum state and local income Tax rates, if any, applicable to each such Shareholder with respect to such taxable period; provided, that in any case where another person or entity is directly taxed on a Shareholder’s income, such Shareholder’s estimated Tax liability shall be determined by reference to such other person or entity, provided that the Company has received written notice of such other person or entity. The Company shall calculate for each Shareholder the excess of

IBG Tax Indemnification Agreement	3

such Shareholder’s estimated Tax liability over the amount previously distributed by the Company to such Shareholder in respect of Tax liabilities for the relevant taxable period (the “2.02 Excess”). To the extent the Company has not previously made a prior payment for these specific Taxes, the Company shall make a payment to each Shareholder in proportion to each Shareholder’s shareholdings during the relevant taxable period in an amount sufficient so that the Shareholder with the highest 2.02 Excess receives a payment equal thereto. If the number of shares owned by any Shareholder during a taxable period has varied, the Company shall determine the 2.02 Excess for that taxable period as the sum of the amounts that would constitute a 2.02 Excess if each period during which shareholdings remained constant in such taxable period were treated as a separate taxable period. Payments made pursuant to this Section 2.02 shall be made on or before the time the relevant income tax return is filed.

Section 2.03 Determinations. After any Determination with respect to a taxable period, the Company shall calculate each Shareholder’s estimated Tax liability for such taxable period as if each such Shareholder would be taxable on such Shareholder’s allocable share of the Company’s Taxable Income at the maximum federal income Tax rate and the maximum state and local income Tax rates, if any, applicable to each such Shareholder with respect to such taxable period; provided, that in any case where another person or entity is directly taxed on a Shareholder’s income, such Shareholder’s estimated Tax liability shall be determined by reference to such other person or entity, provided that the Company has received written notice of such other person or entity. The Company shall calculate for each Shareholder the excess of such Shareholder’s estimated Tax liability over the amount previously distributed by the Company to such Shareholder in respect of Tax liabilities for the relevant taxable period (the “2.03 Excess”). The Company shall make a payment to each Shareholder in proportion to each Shareholder’s shareholdings during the relevant taxable period in an amount sufficient so that the Shareholder with the highest 2.03 Excess receives a payment equal thereto. If the number of shares owned by any Shareholder during a taxable period has varied, the Company shall determine the 2.03 Excess for that taxable period as the sum of the amounts that would constitute a 2.03 Excess if each period during which shareholdings remained constant in such taxable period were treated as a separate taxable period. Payments made pursuant to this Section 2.03 shall be made within 120 days of the relevant Determination.

Section 2.04 Indemnification. The Company shall indemnify and hold harmless each Shareholder from any losses, costs or expenses (including reasonable attorneys’ fees) arising out of any claims made pursuant to Section 2.02 or Section 2.03. Payments made pursuant to this Section 2.04 shall be made at the same time as the payment made pursuant to Section 2.02 or Section 2.03, as applicable, or if later, promptly upon the Company becoming aware in writing of the amount of such losses, costs or expenses.

ARTICLE 3

ALLOCATION OF INCOME

Section 3.01 Short Taxable Years. The parties acknowledge that the taxable year in which the S corporation status of the Company is terminated will be an “S Termination Year” for Tax purposes, as defined in Section 1362(e)(4) of the Code. Pursuant to Section 1361(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years:

IBG Tax Indemnification Agreement	4

an “S Short Year” and a “C Short Year.” Pursuant to Section 1362(e)(1)(A) of the Code, the S Short Year shall be that portion of the Company’s S Termination Year ending on the day immediately preceding the Termination Date. Pursuant to Section 1362(e)(1)(B) of the Code, the C Short Year shall be that portion of the Company’s S Termination Year beginning on the Termination Date and ending on the last day of the Company’s S Termination Year.

Section 3.02 Closing of the Books. The Company and each of the Shareholders agree that for Tax purposes (including for purposes of determining the Company’s Taxable Income for its S Short Year) the Company shall allocate its items of income, gain, loss, deduction and credit for its calendar year constituting the Company’s S Termination Year between the S Short Year and the C Short Year in accordance with normal tax accounting rules (the so-called “closing of the books method”), as permitted by Section 1362(e)(3) of the Code by assuming that the S Short Year were a taxable year ending at the end of the S Short Year and the C Short Year were a taxable year beginning at the beginning of the C Short Year. The Company will make the election permitted by Section 1362(e)(3) in a timely manner. Each of the Shareholders agrees to consent to such election and to provide the Company with the statement of consent of all Shareholders described in Section 1.1362-6(a)(5) and (b) of the Treasury Regulations. The Company and each of the Shareholders agree to make, and to provide such information and obtain such consents as are necessary to make, any comparable election required under applicable state and local income tax laws.

ARTICLE 4

NOTICE, PROCEEDINGS AND INCONSISTENT REPORTING

Section 4.01 Notice and Proceedings.

(a) Any Shareholder that believes it may be entitled to a payment under this Agreement as a result of a Proceeding shall use reasonable efforts to promptly notify the Company of such Proceeding. The Company will have the option to represent itself in any Proceeding, at its own expense and using advisors of the Company’s choice.

(b) Each Shareholder shall cooperate fully with the Company in any Proceeding and shall have the right, but not the obligation, to participate in such Proceeding at its own expense.

(c) Breach by any Shareholder of any of the provisions of this Section 4.01 will terminate the Company’s obligation to make payments to such Shareholder under Article II, to the extent any such breach prejudices the result of any Proceeding.

Section 4.02 Inconsistent Reporting. If a Shareholder hereafter reports an item on such Shareholder’s income tax return in a manner materially inconsistent with the Tax treatment reflected in the Schedule K-1 or other Tax information provided to the Shareholder by the Company for a taxable period during which the Company had an S Election in effect, such Shareholder shall notify the Company of such treatment before filing such Shareholder’s income tax return. If such Shareholder fails to notify the Company of such inconsistent reporting, such Shareholder shall be liable to the Company for any losses, costs or expenses (including reasonable attorneys’ fees) arising from such inconsistent reporting, including an audit, and the Company shall have no obligation to make the payments to such Shareholder under Article II.

IBG Tax Indemnification Agreement	5

ARTICLE 5

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.01 Representations and Warranties of the Shareholders. Each Shareholder represents and warrants that:

(a) it is currently, and has been since January 1, 2013, a shareholder of the Company; and

(b) the information set forth in Exhibit B with respect to such Shareholder is true, complete and correct.

Section 5.02 Representations and Warranties of the Company. The Company represents and warrants that the Shareholders are currently, and have been since January 1, 2013, the only shareholders of the Company.

Section 5.03 Covenants of the Shareholders. Each of the Shareholders will continue to be a shareholder of the Company from the effective date of this Agreement until the date of pricing of the IPO.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Confidentiality. Each of the parties agrees that any information furnished pursuant to this Agreement is confidential and, except as and to the extent required by law or otherwise during the course of an audit or contest or other administrative or legal proceeding, shall not be disclosed to any person or entity.

Section 6.02 Post-Termination Distributions. To the extent practicable and to the extent consistent with applicable law, payments or other distributions made to the Shareholders pursuant to Section 2.02 and Section 2.03 will be treated as Post-Termination Distributions for U.S. federal income Tax purposes and any correspondingly applicable state and/or local Tax purposes. To the extent that the Company’s tax return preparers determine that such payments or distributions cannot be properly treated as Post-Termination Distributions, then the amount of any distribution made to the Shareholders pursuant to Section 2.02, Section 2.03 and Section 2.04 shall be increased by the amount of such Shareholders’ additional Tax liability, if any, resulting from such payments or distributions, as reasonably determined by the Company’s tax return preparers plus an amount equal to any additional Tax liability resulting from the payment pursuant to this Section 6.02, assuming that each Shareholder pays Tax at the maximum federal income Tax rate and the maximum state and local income Tax rates applicable to each such Shareholder in the manner determined in Section 2.02.

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Section 6.03 Successors and Access to Information. This Agreement shall be binding upon and inure to the benefit of any successor, heirs or personal representatives to any of the parties, by merger, acquisition of assets or stock in the Company or otherwise, to the same extent as if the successor, heir or personal representative had been an original party to this Agreement or the relevant Shareholder for the taxable period in question, and in such event, all references herein to a party shall refer instead to the successor, heir or personal representative of such party; provided, however, that for purposes of calculating the estimated Tax liability to which any payments under this Agreement would relate, the original Shareholder’s estimated Tax liability shall be taken into account, but any payments in connection therewith shall be made to the successor, heir or personal representative of such original Shareholder.

Section 6.04 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Texas. Venue for any action to enforce the provisions of this Agreement shall lie solely in the state and federal district courts located in Collin County, Texas. The parties hereby submit to the exclusive jurisdiction of the courts of the State of Texas located in McKinney, Texas, or the federal courts of the United States located in the Northern District of the State of Texas in respect of any dispute relating to this Agreement or to the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the personal and subject matter jurisdiction of such courts to resolve any such dispute or to venue in McKinney, Texas, including an objection based on forum non conveniens.

Section 6.05 Headings. The headings in this Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of this Agreement.

Section 6.06 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

Section 6.07 Electronic Transmission. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 6.08 Notices. Any notice or communication required or permitted to be given under this Agreement shall be in writing (including telecopy communication) and mailed, telecopied or delivered to the parties at the addresses specified in Schedule A or at such other address as one party may specify by notice to the other party. All such notices and communications shall be effective when received. Any payment required to be made under this Agreement shall be mailed or delivered to the parties at the addresses specified in Schedule A or at such other address or account as one party may specify by notice to the other party.

Section 6.09 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent practicable. In any event, all other provisions of this Agreement shall be deemed valid, binding, and enforceable to their full extent.

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Section 6.10 Survival. This Agreement shall remain in force and be binding so long as the applicable period of assessments (including extensions) remains unexpired for any Taxes contemplated by this Agreement.

Section 6.11 Successor Provisions. Any reference herein to any provisions of the Code or Treasury Regulations shall be deemed to include any amendments or successor provisions thereto as appropriate.

Section 6.12 Integration; Amendments. Except as explicitly stated herein, this Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such matters. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

Section 6.13 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the parties of this Agreement has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer or trustee, effective as of the date first set forth above.

INDEPENDENT BANK GROUP, INC.

By:
Name:
Title:

SHAREHOLDERS

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SCHEDULE A

Notices

To the Company:

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Facsimile: 972-562-5496

Attn: David R. Brooks

With a copy (which shall not constitute notice) to:

Haynie Rake & Repass, P.C.

14643 Dallas Parkway, Suite 550

Dallas, TX 75254

Facsimile: 972-716-1850

Attention: Mark Haynie, Esq.

To the Shareholders:

IBG Tax Indemnification Agreement	Schedule A

EXHIBIT A

REVOCATION OF S ELECTION

Department of the Treasury

Internal Revenue Service Center

Ogden, UT 84201

Re:	Independent Bank Group, Inc., EIN: #13-4219346; Revocation of S Corporation Election

Independent Bank Group, Inc., a Texas corporation (the “Company”), with its principal office located at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, hereby revokes, pursuant to Section 1362(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), its S corporation election under Section 1362(a) of the Code effective as of             , 2013. On the effective date of the revocation, the number of shares (issued and outstanding) of the Company’s stock, including nonvoting stock, is             .

Attached are the consents to the revocation by shareholders of the Company owning more than 50% of the issued and outstanding shares of the Company.

Executed:             , 2013

INDEPENDENT BANK GROUP, INC.

By:
Name:
Title:

IBG Tax Indemnification Agreement	Exhibit A

EXHIBIT A

CONSENT TO REVOCATION OF SELECTION

Under penalties of perjury, I, the undersigned, being a shareholder of Independent Bank Group, Inc., a Texas corporation (EIN #13-4219346) (the “Company”), owning     % of the issued and outstanding shares (including nonvoting stock) of the Company as of the date hereof, declare that I consent to the Company’s revocation, pursuant to Section 1362(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), of its S corporation election under Section 1362(a) of the Code, and that I have examined this consent statement, including any accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete. I understand my consent is binding and may not be withdrawn after the Company has made a valid election. The revocation is to be effective as of             , 2013.

Name and Address	Social Security Number or Employer Identification Number	No. of Shares Owned	Date(s) Acquired	Shareholder’s Tax Year End
12/31

Executed:             , 2013

IBG Tax Indemnification Agreement	Exhibit A

EXHIBIT A

CONSENT TO REVOCATION OF S ELECTION

Under penalties of perjury, we, the undersigned, being shareholders of Independent Bank Group, Inc., a Texas corporation (EIN #13-4219346) (the “Company”), owning     % of the issued and outstanding shares (including nonvoting stock) of the Company as of the date hereof as community property, declare that we consent to the Company’s revocation, pursuant to Section 1362(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), of its S corporation election under Section 1362(a) of the Code, and that we have examined this consent statement, including any accompanying schedules and statements, and to the best of our knowledge and belief, it is true, correct, and complete. We understand our consent is binding and may not be withdrawn after the Company has made a valid election. The revocation is to be effective as of             , 2013.

Name and Address	Social Security Number or Employer Identification Number	No. of Shares Owned	Date(s) Acquired	Shareholder’s Tax Year End
12/31

Executed:             , 2013

IBG Tax Indemnification Agreement	Exhibit A

EXHIBIT B

COMPLETE LIST OF SHAREHOLDERS OF THE COMPANY FROM JANUARY 1,

2013 THROUGH THE TERMINATION DATE

Name and Address	Social Security Number or Employer Identification Number	No. of Shares Owned	Date(s) Acquired	Shareholder’s Tax Year End
12/31

12/31

12/31

12/31

IBG Tax Indemnification Agreement	Exhibit B

Name and Address	Social Security Number or Employer Identification Number	No. of Shares Owned	Date(s) Acquired	Shareholder’s Tax Year End
12/31

12/31

12/31

12/31

IBG Tax Indemnification Agreement	Exhibit B